# Oil Reserve Estimate 10121 Tribal

# Blue Water Heavy Oil Project Crow Reservation, Montana

**Prepared for**
**Blue Water Petroleum Corp.**

By

David A. Lopez, Ph.D.
Consulting Geologist
AAPG Certified Petroleum Geologist #4210
Billings, MT

September 19, 2013

## Qualifications—Dr. David A. Lopez

- Education:
  - University of Colorado, B. A., (Geology), 1973
  - University of New Mexico, M. S., (Geology), 1975
  - Colorado School of Mines, Ph. D., (Geology), 1981

- American Association of Petroleum Geologists (AAPG) Certified Petroleum Geologist #4210.

- I have 36 years of experience as a professional geologist; 29 years in oil and gas exploration and research.

- I am a member of the following professional organizations
  - American Association of Petroleum Geologists
  - Geological Society of America (Fellow)
  - Montana Geological Society

Respectfully Submitted,

Dr. David A. Lopez

## Executive Summary

Reserve potential for the 10121 Tribal well was calculated by log evaluation.

Based on the simplified assumption that the pay zone will remain relatively constant over a 10 acre area, the total oil in place is estimated to be about 500,000 barrels of oil per 10 acres. No attempt was made to evaluate the quality or gravity of the oil in place. No information was available for an expected recovery factor; the estimate is therefore of total oil in place.

**Evaluation Description**

In the above referenced well, the top of the Tensleep Sandstone occurs at a depth of 555 ft as identified on the Resistivity and Porosity logs provided. Three pay intervals were encountered between depths of 555 to 628 ft. Resistivity in these zones range from 175 ohms to about 275 ohms. Sample descriptions indicate live oil saturation. Average porosity from Density/Neutron logs (2.65 sandstone matrix density) in the pay zones ranges from about 19% to a high of about 20%. Water sampled from one of the nearby wells has a measured $R_w$ of 2.47 ohms. Water saturation ($S_w$) was calculated for individual pay zones based on the measured $R_w$ and log measurements from the porous zones. The table below lists the measured data by interval, the calculated $S_w$, $S_o$, and the volume of oil saturated porosity in acre-ft.

Based on the assumption that the pay zone will remain relatively constant over a 10 acre area, the total oil in place is estimated to be about 500,000 barrels of oil per 10 acres. Previous reserve calculations for the other wells drilled in this project were done for 40 acres. It is more realistic to calculate reserves for 10 acres because the well spacing is closer to 10 acres. No attempt was made to evaluate the quality or gravity of the oil in place. No information was available for an expected recovery factor; the estimate is therefore of total oil in place. Calculations for the four pay zones appear in the table below. Conservative average values between these two log porosity readings were used. Average $R_t$ over the zones were also used. Following are the Resistivity and Porosity Logs for this well that cover the intervals in the table below.

| Interval | Thickness | Area | Porosity - Log | $R_t$ (ohms) | $S_w$ | $S_o$ | Acre-Ft Oil Saturated |
|---|---|---|---|---|---|---|---|
| 555-580 | 25 | 10 acres | 20% | 275.00 | 18% | 82% | 41.00 |
| 586-606 | 9 | 10 acres | 20% | 200.00 | 25% | 75% | 13.50 |
| 620-628 | 8 | 10 acres | 19% | 175.00 | 32% | 68% | 10.30 |
| Total | | | | | | | 64.80 |

$S_w = (F \times R_w)/R_t$   $F = 0.81/Ø^2$(ss)   $R_w = 2.47$

Total oil in place/10 acres = acre ft X (7758.37 barrels/ acre-ft) = **502,742 barrels oil**


Top Tensleep
500
550
600
SP
Gamma Ray
Logger's TD: 649'
Deep Resistivity
Medium Resist
Gamma Ray (GAPI)
SP (MV)
Deep Resistivity (Ohm-m)
Medium Resistivity (Ohm-m)

Database File:
Dataset Path:
Dataset Creat...

DIL Resistivity

Dual Induction Calibration Report


500
550
600
Caliper
Gamma Ray
2.65 SS Matrix
Correction
Logger's TD: 649'
Density Porosity
Neutron Porosity
Caliper (in)
Gamma Ray (GAPI)
Density Porosity (pu)
Neutron Porosity (pu)
Correction (g/cc)

Density/Neutron Porosity